CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated October 1, 2002 on Dreyfus BASIC Municipal Funds, Inc. (comprising the Dreyfus BASIC Intermediate Municipal Bond Portfolio, Dreyfus BASIC Municipal Bond Portfolio, Dreyfus BASIC Municipal Money Market Portfolio and Dreyfus BASIC New Jersey Municipal Money Market Portfolio), in this Registration Statement (Form N-1A No. 33-42162) of Dreyfus BASIC Municipal Funds, Inc.



                                                  /s/ ERNST & YOUNG LLP

                                                  ERNST & YOUNG LLP


New York, New York
March 27, 2003